EXHIBIT 5

                                        December 5, 1994

          Board of Directors
          North Fork Bancorporation, Inc.
          9025 Route 25
          Mattituck, NY  11952

                         Re:  North Fork Bancorporation, Inc.
                              Registration Statement on Form S-8
                              for the Secondary Stock Option Plan,
                              the Secondary Incentive Stock Option
                              Plan, the Secondary 1993 Stock Option
                              Plan and the Secondary 1993 Incentive
                              Stock Option Plan

          Gentlemen:

                    We have acted as special counsel to North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of an aggregate of up to 739,041 shares (the "Shares") of common stock, par value $2.50 per share (the "Common Stock"), together with an equal number of rights to purchase units of Series A Junior Participating Preferred Stock associated therewith (the "Rights"), of the Company pursuant to the Secondary Stock Option Plan, the Secondary Incentive Stock Option Plan, the Secondary 1993 Stock Option Plan and the Secondary 1993 Incentive Stock Option Plan (collectively, the "Stock Option Plans").

                    This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
          (i) the Registration Statement of the Company on Form S-8 filed with the Securities and Exchange Commission
          (the "Commission") on the date hereof (the "Registration Statement"); (ii) the form of certificates to be used to represent the Shares (and the Rights); (iii) the Certificate of Incorporation and By-Laws of the Company, as amended to date; (iv) resolutions adopted by the Board of Directors of the Company relating to the Stock Option Plans and the issuance of the Shares pursuant thereto; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                    In our examination, we have assumed the
          genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of originals of such copies. As to any other facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company and others.

                    Members of this firm are admitted to the bar in the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

                    Based upon the foregoing and assuming the due execution and delivery of certificates representing the Shares in the form examined by us, we are of the opinion that (i) the Shares to be issued by the Company pursuant to the Stock Option Plans, upon issuance and delivery of such Shares and payment therefor in accordance with the provisions of the Stock Option Plans, will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Rights, when issued as described in the Registration Statement and in accordance with the Rights Agreement, will be duly authorized and validly issued.

                    We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration
          Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        SKADDEN, ARPS, SLATE,
                                        MEAGHER & FLOM